Exhibit 99.1

TenFold Announces Agreement to be Acquired by Privately Held

Versata

SALT LAKE CITY, Utah – March 24, 2008 – TenFold Corporation (OTC: TENF.OB), provider of EnterpriseTenFold SOA, an SOA-compliant, Ajax-enabled solutions framework for adding functionality to existing applications and building enterprise-scale applications, announced today that it has signed a Merger Agreement to be acquired by Versata Enterprises, Inc., a privately held leading provider of enterprise business solutions.

Under the terms of the agreement, TenFold stockholders will receive $0.04 in cash for each share of TenFold common stock, and convertible preferred stock on an as-converted basis.

In connection with the Merger Agreement, TenFold has executed a $300,000 promissory note in favor of Versata. The promissory note bears interest at 10% per annum and is due on the earlier to occur of September 21, 2008 or the termination of the Merger Agreement. Repayment of the promissory note is secured by TenFold’s equipment and accounts receivable pursuant to a security agreement executed concurrently with the promissory note.

The proposed transaction has been approved by TenFold’s board of directors. In addition, the holders of a majority of TenFold’s preferred stock have waived, on behalf of the entire class, the liquidation preference otherwise payable in respect of the preferred stock. The transaction is expected to be completed in the second quarter of 2008, subject to various conditions, including approval by TenFold’s stockholders and other customary closing conditions. A special meeting of TenFold’s stockholders will be scheduled as soon as practicable following the preparation and filing of proxy materials with the Securities and Exchange Commission.

“By merging with Versata, we believe that TenFold will benefit from the leverage offered by a larger parent company similarly focused on delivering business value to customers through robust, agile applications,” said Robert Felton, TenFold’s Chairman, President, and CEO. “We expect this merger to enable TenFold to provide our customers with a broader set of product and services offerings, as well as continue to focus on the significant business benefits of the TenFold technology.”

“TenFold’s history of providing its customers and partners with significant savings in development and maintenance complements Versata’s strategy of lowering customers’ total cost of ownership with solutions to accelerate development, reduce ongoing maintenance, and drive business impact,” said Randy Jacop’s, CEO of Versata Enterprises. “Our customer success program compels us to align investments and priorities with our customers, a unique focus in the software industry intended to drive benefit to TenFold’s customers. We are excited by TenFold’s long-term customer relationships and look forward to welcoming them to our customer success program.”

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Important Additional Information Will Be Filed With The SEC

TenFold plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about TenFold, the transaction and related matters. Stockholders are urged to read the Proxy Statement carefully when it is available.

Stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by TenFold through the web site maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of the Proxy Statement from TenFold by contacting Investor Relations, TenFold Corporation, 698 West 10000 South, Suite 200, South Jordan, UT 84095 (801) 495-1010.

TenFold and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information regarding TenFold’s directors and executive officers is contained in the Proxy Statement for TenFold’s 2007 Annual Meeting of Stockholders filed with the SEC. As of February 29, 2008, TenFold’s directors and executive officers beneficially owned approximately 55.7 million shares, or 66%, of TenFold’s capital stock outstanding, on an as-converted basis. Certain stockholders of TenFold, who include members of our board of directors and entities affiliated with them, representing approximately 54% of the voting stock of TenFold have signed a stockholder agreement agreeing to vote for the approval of the Merger Agreement and the transactions contemplated therein.

Planned Deregistration of TenFold Common Stock

TenFold also intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC on or about March 28, 2008 for the purpose of deregistering TenFold’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to TenFold’s Merger Agreement with Versata, filing the Form 15 on or prior to March 28, 2008 is a condition to the merger transaction. Immediately after filing the Form 15, TenFold will suspend the filing of any further periodic reports under the Exchange Act, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, TenFold has been advised that trading in TenFold’s common stock on the OTC Bulletin Board will terminate within two days following its filing of the Form 15.

About TenFold

TenFold (OTC Bulletin Board: TENF) licenses its patented technology for applications and services development, EnterpriseTenFold SOA, to organizations that face the daunting task of transforming obsolete applications or building complex SOA-compliant applications. Unlike traditional approaches, where business and technology requirements create difficult IT bottlenecks, TenFold technology lets a small team of business people and IT professionals design, build, deploy, maintain, and upgrade new or replacement applications significantly faster and at much less cost than traditional development technologies. For more information, call (800) TENFOLD or visit www.tenfold.com.

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About Versata Enterprises, Inc.

With a global presence covering 45 countries, Versata Enterprises solves the most complex business problems for the world’s largest organizations. Versata Enterprises comprises a number of leading enterprise solution providers, including Versata, Inc., Artemis International Solutions Corporation, Gensym Corporation, and Nextance, Inc. Versata distinguishes itself in the software industry by focusing on customer priorities as driven by value delivered. Versata’s market-leading Customer Success Program ensures customer involvement in product decisions and business priorities and provides a twice-yearly opportunity for customers to score Versata’s performance against commitments. Versata’s world-class engineering capability ensures substantive and valuable product releases, thereby ensuring customer success. Versata also offers customers the opportunity to leverage Versata’s global efficiency by offering a menu of services to help customers lower the cost of technology services across the enterprise. Versata’s relentless focus on customer priorities, coupled with an unmatched global engineering capability, ensures Versata customers benefit from continuous innovation and repeatable value propositions. Further information is available at www.versata.com.

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Statements in this press release regarding the proposed transaction between TenFold and Versata, the expected effects, timing and completion of the proposed transaction, and any other statements about TenFold’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, fluctuations in demand for TenFold’s products and services and the other factors described in TenFold’s most recent reports on Forms 10-K and 10-Q. We make no commitment to revise or update any forward-looking statement to reflect events or circumstances after the date such statement is made.

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TenFold and EnterpriseTenFold are registered trademarks of TenFold Corporation. All other trademarks and registered trademarks are the property of their respective owners.

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Sally N. White TenFold Corporation 801-619-8232 swhite@tenfold.com

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